Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jason H. Weber
EVP/Treasurer &
Chief Financial Officer
717.339.5090
jweber@acnb.com

ACNB CORPORATION REPORTS
FOURTH QUARTER AND 2024 FINANCIAL RESULTS

GETTYSBURG, PA, January 23, 2025 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced net income of $6.6 million, or $0.77 diluted earnings per share, for the three months ended December 31, 2024, a $2.5 million, or 61.0%, increase, compared to net income of $4.1 million, or $0.48 diluted earnings per share, for the three months ended December 31, 2023 and a $609 thousand, or 8.5%, decrease compared to net income of $7.2 million, or $0.84 diluted earnings per share, for the three months ended September 30, 2024. The Corporation reported net income of $31.8 million, or $3.73 per diluted earnings per share, for the twelve months ended December 31, 2024, an increase of $158 thousand, or 0.5%, compared to the twelve months ended December 31, 2023. The financial results for both the three and twelve months ended December 31, 2024 were impacted by $885 thousand and $2.0 million, respectively, in merger-related expense due to the pending acquisition of Traditions Bancorp, Inc. Financial results for the twelve months ended December 31, 2024 were impacted by a $2.8 million reversal of the provisions for credit losses and unfunded commitments. Financial results for the twelve months ended December 31, 2023 were impacted by a repositioning of the investment securities portfolio in which ACNB sold approximately $51.1 million in book value of available for sale investment securities generating an after-tax loss of approximately $3.5 million.

2024 Highlights

•Return on average assets was 1.31% and return on average equity was 10.94% for the twelve months ended December 31, 2024.

•Fully taxable equivalent (“FTE”) net interest margin was 3.79% for the twelve months ended December 31, 2024 compared to 4.07% for the twelve months ended December 31, 2023.

•Total non-performing loans to total loans, net of unearned income, was 0.40% at December 31, 2024 compared to 0.26% at December 31, 2023. The increase in non-performing loans to total loans, net of unearned income, for the twelve months ended December 31, 2024 was driven primarily by one long-standing commercial relationship in the healthcare industry, comprised of both owner-occupied commercial real estate and commercial and industrial loans, that moved into non-performing loan status during the current year.

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

•Net charge-offs to average loans outstanding were 0.02% for both the twelve months ended December 31, 2024 and 2023.

•Tangible common equity to tangible assets ratio1 of 10.72% at December 31, 2024 compared to 9.48% at December 31, 2023. The net unrealized loss on the available for sale securities portfolio was $47.7 million at December 31, 2024 compared to a net unrealized loss of $50.2 million at December 31, 2023.

•ACNB and ACNB Bank capital levels remain well in excess of ACNB’s internal minimums and those required to be categorized as a well-capitalized institution by our bank regulators.

“We are excited to share a strong year of operating results with our shareholders. Our continued focus on community banking principles have produced another year of solid financial performance and continued strong returns for our shareholders. In addition, we were successfully able to announce the strategic acquisition of Traditions Bancorp, Inc. that will create one of the largest community banks in Pennsylvania with assets less than $5 billion. We currently expect the acquisition of Traditions Bancorp, Inc. to be effective February 1, 2025.” said James P. Helt, ACNB Corporation President and Chief Executive Officer.

“As we turn our focus to 2025, we look forward to successfully integrating Traditions Bank’s customers and employees into the ACNB model as we expand our presence in York and Lancaster counties. We are confident that this acquisition will complement our current operations with profitable growth opportunities and will contribute to our commitment of enhancing long-term shareholder value.”

Mr. Helt continued, “We would like to express our gratitude for the continued support of our shareholders, customers and employees that have enabled us to fulfill our vision to be the independent financial services provider of choice in the markets that we serve by building relationships and finding solutions.”

Net Interest Income and Margin

    Net interest income for the three months ended December 31, 2024 totaled $21.1 million, an increase of $170 thousand, or 0.8%, compared to the three months ended September 30, 2024 driven by an increase in the FTE net interest margin over the same period. The FTE net interest margin for the three months ended December 31, 2024 was 3.81%, an increase of 4 basis points from 3.77% for the three months ended September 30, 2024. The increase in FTE net interest margin was driven primarily by the recognition of nonaccrual interest income on a commercial loan removed from nonaccrual status, a decrease in average short-term borrowings, a decrease in a time deposit promotional rate and an increase in seasonal, lower-cost deposits. Total average loans decreased $4.4 million, or 0.3%, compared to the three months ended September 30, 2024. The yield on total loans was 5.61% for the three months ended December 31, 2024, an increase of 5 basis points compared to the three months ended September 30, 2024. Total average borrowings decreased $15.6 million for the three months ended December 31, 2024 compared to the same period in September 30, 2024. A short-term $25.0 million FHLB advance was paid off during August of 2024. The average rate paid on total borrowings was 4.27% for the three months ended December 31, 2024, a decrease of 4 basis points from the three months ended September 30, 2024. Total average interest-bearing deposits increased $14.3 million, or 1.1%, for the three months ended December 31, 2024 compared to the same period September 30, 2024 driven primarily by a $10.5 million increase in average time deposit balances due to an ongoing promotion and an increase in brokered time deposits. In October of 2024, ACNB Bank issued $24.1 million in brokered time deposits. The average rate paid on interest-bearing deposits was 0.96% for the three months ended December 31, 2024, an increase of 4 basis points from the three months ended September 30, 2024.

1 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

Net interest income for the twelve months ended December 31, 2024 totaled $83.6 million, a decrease of $4.7 million, or 5.3%, from $88.3 million for the twelve months ended December 31, 2023 driven by a decrease in the FTE net interest margin over the same period. The FTE net interest margin for the twelve months ended December 31, 2024 was 3.79%, a 28 basis points decrease from 4.07% for the twelve months ended December 31, 2023. The decrease was driven primarily by a higher cost of funds and an increase in long-term borrowings. The average rate paid on interest-bearing deposits was 0.83% for the twelve months ended December 31, 2024, an increase of 58 basis points from the twelve months ended December 31, 2023. The average rate paid on total borrowings was 4.36% for the twelve months ended December 31, 2024, an increase of 74 basis points from the twelve months ended December 31, 2023. Total average borrowings increased $162.5 million, or 127.2%, for the twelve months ended December 31, 2024 compared to the same period of 2023. The average yield on interest-earning assets was 4.86% for the twelve months ended December 31, 2024, an increase of 41 basis points from the twelve months ended December 31, 2023. Total average loans grew $94.9 million, or 6.0%, and the yield increased 36 basis points for the twelve months ended December 31, 2024 compared to the same period of 2023.

Noninterest Income

Noninterest income for the three months ended December 31, 2024 was $5.8 million, a decrease of $1.0 million, or 15.1%, from the three months ended September 30, 2024. The decrease was driven primarily by insurance commissions and wealth management income. Insurance commissions for the three months ended December 31, 2024 were $2.1 million, a $682 thousand, or 24.5%, decrease from the three months ended September 30, 2024 due to seasonality in policy renewals. Wealth management income was $1.0 million for the three months ended December 31, 2024, a $181 thousand, or 15.2%, decrease from the three months ended September 30, 2024 driven primarily by lower estate income.

Noninterest income, excluding net gains (losses) on sales or calls of securities, for the twelve months ended December 31, 2024 was $24.7 million, an increase of $976 thousand, or 4.1%, from the twelve months ended December 31, 2023. On December 15, 2023, ACNB completed a repositioning of the investment securities portfolio by selling $51.1 million in book value of AFS debt securities, consisting of lower-yielding agency debt securities, for an estimated pre-tax loss of $4.5 million. The increase in noninterest income, excluding net gains (losses) on sales or calls of securities, was driven primarily by wealth management income, insurance commissions and gain from mortgage loans held for sale. Wealth management income for the twelve months ended December 31, 2024 was $4.2 million compared to $3.6 million for the twelve months ended December 31, 2023. The increase was driven primarily by portfolio market appreciation, estate income and new business generation. Insurance commissions for the twelve months ended December 31, 2024 were $9.8 million compared to $9.3 million for the twelve months ended December 31, 2023. The increase of $435 thousand was driven primarily by growth in commissions on policy renewals and new business. During the twelve months ended December 31, 2024, gains from mortgage loans held for sale increased $245 thousand, compared to the twelve months ended December 31, 2023 as a result of a higher volume of mortgage loans sold.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2024 was $18.4 million, an increase of $144 thousand, or 0.8%, from the three months ended September 30, 2024. The increase was driven primarily by equipment and other expenses partially offset by lower salaries and employee benefits. Equipment expenses increased $626 thousand, or 36.9%, driven primarily by higher core processing and software expenses and incremental purchases of office equipment related to the upcoming Traditions acquisition of $355 thousand.

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

Other expenses increased $169 thousand, or 8.4%, driven primarily by a decrease in the net asset value of a Small Business Investment Company (“SBIC”) investment and an increase in marketing, miscellaneous employee and director expenses. These increases were partially offset by a decrease in salaries and employee benefits of $699 thousand, or 6.3%, driven primarily by lower base wages and employee health insurance expense. Merger-related expense totaled $885 thousand for the three months ended December 31, 2024 compared to $1.1 million for the three months ended September 30, 2024.

Noninterest expense for the twelve months ended December 31, 2024 increased $4.6 million, or 7.0%, compared to the twelve months ended December 31, 2023. The increase was driven primarily by merger-related and salaries and employee benefits expenses. Merger-related expense totaled $2.0 million for the twelve months ended December 31, 2024 compared to none for the twelve months ended December 31, 2023. Salaries and employee benefits expense increased $2.0 million during the twelve months ended December 31, 2024 compared to the twelve months ended December 31, 2023 driven primarily by higher employee health insurance expense and higher base wages. Additionally, equipment expense increased $807 thousand, or 12.4% due to higher core processing and software maintenance expenses coupled with incremental purchases of office equipment related to the upcoming Traditions acquisition of $355 thousand. Professional services expense decreased $180 thousand, or 7.8%, during the twelve months ended December 31, 2024 compared to the twelve months ended December 31, 2023 driven primarily by a decrease in consulting expenses.

Loans and Asset Quality

Total loans outstanding were $1.68 billion at December 31, 2024, an increase of $5.8 million, or 0.3%, from September 30, 2024 and an increase of $54.9 million, or 3.4%, from December 31, 2023. The increases from both September 30, 2024 and December 31, 2023 were driven primarily by growth in the commercial real estate portfolio in our core markets and was spread throughout the Bank’s geographic footprint and across various property types. The commercial real estate portfolio grew $70.8 million, or 7.9%, in 2024. The collateral for these loans is primarily spread across our Pennsylvania and Maryland market areas. Despite the intense competition in the Corporation’s market areas, management continues to focus on asset quality and disciplined underwriting standards in the loan origination process.

Asset quality metrics continue to be stable. The provisions for credit losses and unfunded commitments were $249 thousand and $44 thousand, respectively, for the three months ended December 31, 2024 compared to $81 thousand and $40 thousand, respectively, for the three months ended September 30, 2024. For the twelve months ended December 31, 2024, there were reversals to the provisions for credit losses and unfunded commitments of $2.4 million and $326 thousand, respectively, compared to a provision for credit losses of $860 thousand and a $16 thousand reversal to the provision for unfunded commitments for the twelve months ended December 31, 2023. The decrease in the provisions for credit losses and unfunded commitments for the twelve months ended December 31, 2024 compared to the prior year was driven primarily by updated estimates utilized as input assumptions within the Current Expected Credit Loss “CECL” model calculation. These estimates, which were based on more current information available during 2024, drive input assumptions which are used in the determination of the Corporation’s allowance for credit losses and the reserve for unfunded commitments.

Non-performing loans were $6.8 million, or 0.40%, of total loans, net of unearned income, at December 31, 2024 compared to $6.6 million, or 0.39%, of total loans at September 30, 2024 and $4.2 million, or 0.26%, of total loans at December 31, 2023. The increase in non-performing loans at December 31, 2024 compared to the prior quarter was driven primarily by one loan that moved to greater than 90 days past due and still accruing partially offset by the movement of one relationship back to accruing status. The increase in non-performing loans at December 31, 2024 compared to December 31, 2023 was driven primarily by one long-

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

standing commercial relationship in the healthcare industry, comprised of both owner-occupied commercial real estate and commercial and industrial loans, that moved into non-performing loan status during the year. Annualized net charge-offs for the three months ended December 31, 2024 were 0.04% of total average loans compared to 0.01% for the three months ended September 30, 2024. Net charge-offs for both the twelve months ended December 31, 2024 and December 31, 2023 were 0.02% of total average loans.

Deposits and Borrowings

Deposits totaled $1.79 billion at December 31, 2024, an increase of $1.2 million, or 0.1%, since September 30, 2024 and a decrease of $69.3 million, or 3.7%, from December 31, 2023. Included in total deposits were $1.34 billion interest-bearing deposits at December 31, 2024 which increased $13.2 million, or 1.0%, from September 30, 2024 and decreased $20.5 million, or 1.5%, from December 31, 2023. Time deposits, included in interest-bearing deposits, increased $16.3 million, or 6.3%, and $40.9 million, or 17.6%, since September 30, 2024 and December 31, 2023, respectively. In October of 2024, ACNB Bank issued $24.1 million in brokered time deposits to offset outflows of municipal deposits during the quarter. Total noninterest-bearing deposits were $451.5 million at December 31, 2024 compared to $463.5 million at September 30, 2024 and $500.3 million at December 31, 2023.

Total borrowings were $271.2 million at December 31, 2024, a decrease of $21.9 million, or 7.5%, compared to September 30, 2024 and an increase of $19.0 million, or 7.5%, compared to December 31, 2023. The decrease in total borrowings from September 30, 2024 to December 31, 2024 was driven primarily by a seasonal decrease in repurchase agreements. The increase in total borrowings from December 31, 2023 to December 31, 2024 was driven primarily by an increase in FHLB borrowings to fund balance sheet activity.

The average rate on total borrowings was 4.27% for the three months ended December 31, 2024 compared to 4.31% for the three months ended September 30, 2024 and 4.06% for the three months ended December 31, 2023. For the twelve months ended December 31, 2024, the average rate on total borrowings was 4.36% compared to 3.62% for the twelve months ended December 31, 2023.

Stockholders’ Equity

Total stockholders’ equity was $303.3 million at December 31, 2024 compared to $306.8 million at September 30, 2024 and $277.5 million at December 31, 2023. Tangible book value2 per share was $29.51, $29.90 and $26.44 at December 31, 2024, September 30, 2024 and December 31, 2023, respectively. ACNB did not repurchase shares of ACNB common stock during the three months ended December 31, 2024. During the twelve months ended December 31, 2024 ACNB repurchased 6,842 shares of ACNB common stock. As of December 31, 2024, there were 187,667 shares remaining under the current plan.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.39 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 27 community banking offices and two loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 46 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, MD
2 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com.
# # #
SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; banking instability caused by bank failures and financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of the Corporation's consolidated financial statements when filed with the SEC. Accordingly, the financial information in this announcement is subject to change. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2025-1
January 23, 2025

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
BALANCE SHEET DATA
Assets	$2,394,830	$2,420,914	$2,457,753	$2,414,288	$2,418,847
Investment securities	459,472	483,604	483,868	490,626	517,221
Total loans, net of unearned income	1,682,910	1,677,112	1,679,600	1,664,980	1,627,988
Allowance for credit losses	(17,280)	(17,214)	(17,162)	(20,172)	(19,969)
Deposits	1,792,501	1,791,317	1,838,588	1,835,224	1,861,813
Allowance for unfunded commitments	1,394	1,349	1,310	1,569	1,719
Borrowings	271,159	293,091	304,286	272,605	252,174
Stockholders’ equity	303,273	306,755	289,331	279,920	277,461
INCOME STATEMENT DATA
Interest and dividend income	$27,381	$27,241	$26,869	$25,974	$25,284
Interest expense	6,269	6,299	5,905	5,381	3,791
Net interest income	21,112	20,942	20,964	20,593	21,493
Provision for (reversal of ) credit losses	249	81	(2,990)	223	786
Provision for (reversal of) unfunded commitments	44	40	(259)	(151)	(242)
Net interest income after provisions for credit losses and unfunded commitments	20,819	20,821	24,213	20,521	20,949
Noninterest income	5,803	6,833	6,427	5,667	970
Noninterest expenses	18,388	18,244	16,391	17,662	17,173
Income before income taxes	8,234	9,410	14,249	8,526	4,746
Provision for income taxes	1,639	2,206	2,970	1,758	649
Net income	$6,595	$7,204	$11,279	$6,768	$4,097
PROFITABILITY RATIOS
Total loans, net of unearned income to deposits	93.89%	93.62%	91.35%	90.72%	87.44%
Return on average assets (annualized)	1.08	1.17	1.86	1.12	0.68
Return on average equity (annualized)	8.57	9.63	16.12	9.76	6.09
Efficiency ratio[3]	63.83	60.56	58.61	66.18	62.48
FTE Net interest margin	3.81	3.77	3.82	3.77	3.93
Yield on average earning assets	4.93	4.90	4.89	4.74	4.62
Yield on investment securities	2.58	2.59	2.65	2.70	2.36
Yield on total loans	5.61	5.56	5.53	5.37	5.29
Cost of funds	1.19	1.19	1.12	1.02	0.71
PER SHARE DATA
Diluted earnings per share	$0.77	$0.84	$1.32	$0.80	$0.48
Cash dividends paid per share	0.32	0.32	0.32	0.30	0.30
Tangible book value per share[3]	29.51	29.90	27.82	26.70	26.44
CAPITAL RATIOS[4]
Tier 1 leverage ratio	12.52%	12.46%	12.25%	11.91%	11.57%
Common equity tier 1 ratio	16.27	16.07	15.78	15.40	15.16
Tier 1 risk based capital ratio	16.56	16.36	16.07	15.69	15.45
Total risk based capital ratio	18.36	18.15	17.86	17.68	17.41
CREDIT QUALITY
Net charge-offs to average loans outstanding (annualized)	0.04%	0.01%	0.00%	0.00%	0.02%
Total non-performing loans to total loans, net of unearned income[5]	0.40	0.39	0.19	0.24	0.26
Total non-performing assets to total assets[6]	0.30	0.29	0.14	0.18	0.19
Allowance for credit losses to total loans, net of unearned income	1.03	1.03	1.02	1.21	1.23
3 Non-GAAP financial measure. Please refer to the calculation on the page titled “Non-GAAP Reconciliation” at the end of this document.
4 Regulatory capital ratios as of December 31, 2024 are preliminary.
5 Non-performing Loans consists of loans on nonaccrual status and loans greater than 90 days past due and still accruing interest.
6 Non-performing Assets consists of Non-performing Loans and Foreclosed assets held for resale.

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

Consolidated Balance Sheet
(Unaudited)

(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023
ASSETS
Cash and due from banks	$16,352	$24,636	$21,442
Interest-bearing deposits with banks	30,910	33,456	44,516
Total Cash and Cash Equivalents	47,262	58,092	65,958
Equity securities with readily determinable fair values	919	947	928
Investment securities available for sale, at estimated fair value	393,975	418,079	451,693
Investment securities held to maturity, at amortized cost (fair value $56,924, $59,038 and $59,057)	64,578	64,578	64,600
Loans held for sale	426	1,080	280
Total loans, net of unearned income	1,682,910	1,677,112	1,627,988
Less: Allowance for credit losses	(17,280)	(17,214)	(19,969)
Loans, net	1,665,630	1,659,898	1,608,019
Premises and equipment, net	25,454	25,542	26,283
Right of use asset	2,663	2,110	2,615
Restricted investment in bank stocks	10,853	10,853	9,677
Investment in bank-owned life insurance	81,850	81,344	79,871
Investments in low-income housing partnerships	877	909	1,003
Goodwill	44,185	44,185	44,185
Intangible assets, net	7,838	8,142	9,082
Foreclosed assets held for resale	438	406	467
Other assets	47,882	44,749	54,186
Total Assets	$2,394,830	$2,420,914	$2,418,847

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$451,503	$463,501	$500,332
Interest-bearing	1,340,998	1,327,816	1,361,481
Total Deposits	1,792,501	1,791,317	1,861,813
Short-term borrowings	15,826	37,769	56,882
Long-term borrowings	255,333	255,322	195,292
Lease liability	2,764	2,110	2,615
Allowance for unfunded commitments	1,394	1,349	1,719
Other liabilities	23,739	26,292	23,065
Total Liabilities	2,091,557	2,114,159	2,141,386

Stockholders’ Equity:
Preferred Stock, $2.50 par value; 20,000,000 shares authorized; no shares outstanding at December 31, 2024, September 30, 2024 and December 31, 2023	—	—	—
Common stock, $2.50 par value; 20,000,000 shares authorized; 8,945,293, 8,940,133, and 8,896,119 shares issued; 8,553,785, 8,548,625, and 8,511,453 shares outstanding at December 31, 2024, September 30, 2024 and December 31, 2023, respectively	22,357	22,344	22,231
Treasury stock, at cost; 391,508 at both December 31, 2024 and September 30, 2024, and 384,666 at December 31, 2023	(11,203)	(11,203)	(10,954)
Additional paid-in capital	99,163	98,697	97,602
Retained earnings	234,624	230,752	213,491
Accumulated other comprehensive loss	(41,668)	(33,835)	(44,909)
Total Stockholders’ Equity	303,273	306,755	277,461
Total Liabilities and Stockholders’ Equity	$2,394,830	$2,420,914	$2,418,847

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

Consolidated Income Statements
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees
Taxable	$23,294	$21,303	$90,547	$79,433
Tax-exempt	289	336	1,232	1,405
Investment securities:
Taxable	2,555	2,534	10,748	10,985
Tax-exempt	284	285	1,136	1,168
Dividends	231	135	970	331
Other	728	691	2,832	3,318
Total Interest and Dividend Income	27,381	25,284	107,465	96,640
INTEREST EXPENSE
Deposits	3,279	1,808	11,194	3,695
Short-term borrowings	12	334	859	898
Long-term borrowings	2,978	1,649	11,801	3,727
Total Interest Expense	6,269	3,791	23,854	8,320
Net Interest Income	21,112	21,493	83,611	88,320
Provision for (reversal of) credit losses	249	786	(2,437)	860
Provision for (reversal of) unfunded commitments	44	(242)	(326)	(16)
Net Interest Income after Provisions for (Reversal of) Credit Losses and Unfunded Commitments	20,819	20,949	86,374	87,476
NONINTEREST INCOME
Insurance commissions	2,105	1,948	9,754	9,319
Wealth management	1,007	872	4,226	3,644
Service charges on deposits	1,084	1,007	4,144	3,958
ATM debit card charges	815	846	3,303	3,348
Earnings on investment in bank-owned life insurance	506	479	1,979	1,878
Gain from mortgage loans held for sale	107	25	301	56
Net (losses) gains on sales or calls of investment securities	—	(4,501)	69	(5,240)
Net (losses) gains on equity securities	(28)	40	(9)	18
Gain on assets held for sale	—	—	—	337
Other	207	254	963	1,127
Total Noninterest Income	5,803	970	24,730	18,445
NONINTEREST EXPENSES
Salaries and employee benefits	10,318	10,596	42,929	40,931
Equipment	2,324	1,730	7,321	6,514
Net occupancy	1,096	927	4,162	3,908
Professional services	586	720	2,140	2,320
Other tax	360	304	1,446	1,269
FDIC and regulatory	337	456	1,425	1,388
Intangible assets amortization	304	352	1,244	1,424
Merger-related	885	—	2,045	—
Other	2,178	2,088	7,973	8,318
Total Noninterest Expenses	18,388	17,173	70,685	66,072
Income Before Income Taxes	8,234	4,746	40,419	39,849
Provision for income taxes	1,639	649	8,573	8,161
Net Income	$6,595	$4,097	$31,846	$31,688
PER SHARE DATA
Basic earnings	$0.78	$0.48	$3.75	$3.72
Diluted earnings	$0.77	$0.48	$3.73	$3.71
Weighted average shares basic	8,511,253	8,477,525	8,503,473	8,507,803
Weighted average shares diluted	8,549,691	8,510,548	8,536,965	8,536,125

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

Average Balances, Income and Expenses, Yields and Rates

	Three months ended			Three months ended			Three months ended			Three months ended			Three months ended
	December 31, 2024			September 30, 2024			June 30, 2024			March 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest[7]	Yield/ Rate	Average Balance	Interest[7]	Yield/ Rate	Average Balance	Interest[7]	Yield/ Rate	Average Balance	Interest[7]	Yield/ Rate	Average Balance	Interest[7]	Yield/ Rate
ASSETS
Loans:
Taxable	$1,619,245	$23,294	5.72%	$1,618,879	$23,108	5.68%	$1,612,380	$22,675	5.66%	$1,573,109	$21,470	5.49%	$1,559,411	$21,303	5.42%
Tax-exempt	57,683	366	2.52	62,401	394	2.51	64,276	396	2.48	65,825	404	2.47	69,058	425	2.44
Total Loans[8]	1,676,928	23,660	5.61	1,681,280	23,502	5.56	1,676,656	23,071	5.53	1,638,934	21,874	5.37	1,628,469	21,728	5.29
Investment Securities:
Taxable	431,338	2,786	2.57	441,135	2,868	2.59	442,390	2,913	2.65	467,466	3,151	2.71	453,713	2,669	2.33
Tax-exempt	54,453	359	2.62	54,549	359	2.62	54,644	359	2.64	54,740	359	2.64	54,835	361	2.61
Total Investments[9]	485,791	3,145	2.58	495,684	3,227	2.59	497,034	3,272	2.65	522,206	3,510	2.70	508,548	3,030	2.36
Interest-bearing deposits with banks	60,104	728	4.82	48,794	670	5.46	50,851	684	5.41	54,156	750	5.57	50,225	691	5.46
Total Earning Assets	2,222,823	27,533	4.93	2,225,758	27,399	4.90	2,224,541	27,027	4.89	2,215,296	26,134	4.74	2,187,242	25,449	4.62
Cash and due from banks	20,413			21,684			21,041			20,540			21,578
Premises and equipment	25,679			25,716			25,903			26,102			25,983
Other assets	181,180			184,105			187,937			187,075			191,329
Allowance for credit losses	(17,153)			(17,147)			(20,124)			(19,963)			(19,232)
Total Assets	$2,432,942			$2,440,116			$2,439,298			$2,429,050			$2,406,900
LIABILITIES
Interest-bearing demand deposits	$519,833	$511	0.39%	$518,368	$552	0.42%	$513,163	$275	0.22%	$512,701	$264	0.21%	$560,510	$275	0.19%
Money markets	251,781	747	1.18	246,653	692	1.12	248,191	613	0.99	248,297	536	0.87	274,226	707	1.02
Savings deposits	315,512	34	0.04	318,291	26	0.03	327,274	30	0.04	335,215	29	0.03	348,244	28	0.03
Time deposits	268,559	1,987	2.94	258,053	1,842	2.84	263,045	1,725	2.64	244,481	1,331	2.19	221,778	798	1.43
Total Interest-Bearing Deposits	1,355,685	3,279	0.96	1,341,365	3,112	0.92	1,351,673	2,643	0.79	1,340,694	2,160	0.65	1,404,758	1,808	0.51
Short-term borrowings	23,087	12	0.21	38,666	204	2.10	37,256	304	3.28	47,084	339	2.90	56,872	334	2.33
Long-term borrowings	255,326	2,978	4.64	255,316	2,983	4.65	255,305	2,958	4.66	248,701	2,882	4.66	137,026	1,649	4.77
Total Borrowings	278,413	2,990	4.27	293,982	3,187	4.31	292,561	3,262	4.48	295,785	3,221	4.38	193,898	1,983	4.06
Total Interest-Bearing Liabilities	1,634,098	6,269	1.53	1,635,347	6,299	1.53	1,644,234	5,905	1.44	1,636,479	5,381	1.32	1,598,656	3,791	0.94
Noninterest-bearing demand deposits	464,949			477,350			485,351			486,648			519,797
Other liabilities	27,887			29,946			28,348			26,904			21,648
Stockholders’ Equity	306,008			297,473			281,365			279,019			266,799
Total Liabilities and Stockholders’ Equity	$2,432,942			$2,440,116			$2,439,298			$2,429,050			$2,406,900
Taxable Equivalent Net Interest Income		21,264			21,100			21,122			20,753			21,658
Taxable Equivalent Adjustment		(152)			(158)			(158)			(160)			(165)
Net Interest Income		$21,112			$20,942			$20,964			$20,593			$21,493
Cost of Funds			1.19%			1.19%			1.12%			1.02%			0.71%
FTE Net Interest Margin			3.81%			3.77%			3.82%			3.77%			3.93%
7 Income on interest-earning assets has been computed on a fully taxable equivalent (FTE) basis using the 21% federal income tax statutory rate.
8 Average balances include non-accrual loans and are net of unearned income.
9 Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

Average Balances, Income and Expenses, Yields and Rates

	Year Ended December 31, 2024			Year Ended December 31, 2023
(Dollars in thousands)	Average Balance	Interest[10]	Yield/ Rate	Average Balance	Interest[10]	Yield/ Rate
ASSETS
Loans:
Taxable	$1,605,976	$90,547	5.64%	$1,499,635	$79,433	5.30%
Tax-exempt	62,532	1,559	2.49	73,993	1,778	2.40
Total Loans[11]	1,668,508	92,106	5.52	1,573,628	81,211	5.16
Investment Securities:
Taxable	445,531	11,718	2.63	491,208	11,316	2.30
Tax-exempt	54,596	1,438	2.63	57,670	1,478	2.56
Total Investments[12]	500,127	13,156	2.63	548,878	12,794	2.33
Interest-bearing deposits with banks	53,482	2,832	5.30	66,246	3,318	5.01
Total Earning Assets	2,222,117	108,094	4.86	2,188,752	97,323	4.45
Cash and due from banks	20,920			30,684
Premises and equipment	25,873			26,582
Other assets	185,037			165,175
Allowance for credit losses	(18,589)			(18,915)
Total Assets	$2,435,358			$2,392,278
LIABILITIES
Interest-bearing demand deposits	$516,033	$1,603	0.31%	$569,357	$757	0.13%
Money markets	248,733	2,588	1.04	283,918	1,192	0.42
Savings deposits	324,034	118	0.04	377,498	122	0.03
Time deposits	258,560	6,885	2.66	230,431	1,624	0.70
Total Interest-Bearing Deposits	1,347,360	11,194	0.83	1,461,204	3,695	0.25
Short-term borrowings	36,492	859	2.35	49,433	898	1.82
Long-term borrowings	253,671	11,801	4.65	78,262	3,727	4.76
Total Borrowings	290,163	12,660	4.36	127,695	4,625	3.62
Total Interest-Bearing Liabilities	1,637,523	23,854	1.46	1,588,899	8,320	0.52
Noninterest-bearing demand deposits	478,534			543,843
Other liabilities	28,276			442
Stockholders’ Equity	291,025			259,094
Total Liabilities and Stockholders’ Equity	$2,435,358			$2,392,278
Taxable Equivalent Net Interest Income		84,240			89,003
Taxable Equivalent Adjustment		(629)			(683)
Net Interest Income		$83,611			$88,320
Cost of Funds			1.13%			0.39%
FTE Net Interest Margin			3.79%			4.07%
10 Income on interest-earning assets has been computed on a fully taxable equivalent basis (FTE) using the 21% federal income tax statutory rate.
11 Average balances include non-accrual loans and are net of unearned income.
12 Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/Fourth Quarter and 2024 Financial Results
January 23, 2025

Non-GAAP Reconciliation

Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

	Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Tangible book value per share
Stockholders’ equity	$303,273	$306,755	$289,331	$279,920	$277,461
Less: Goodwill and intangible assets	(52,023)	(52,327)	(52,631)	(52,946)	(53,267)
Tangible common stockholders’ equity (numerator)	$251,250	$254,428	$236,700	$226,974	$224,194
Shares outstanding, less unvested shares, end of period (denominator)	8,515,347	8,510,187	8,507,191	8,501,137	8,478,460
Tangible book value per share	$29.51	$29.90	$27.82	$26.70	$26.44
Tangible common equity to tangible assets (TCE/TA Ratio)
Tangible common stockholders’ equity (numerator)	$251,250	$254,428	$236,700	$226,974	$224,194
Total assets	$2,394,830	$2,420,914	$2,457,753	$2,414,288	$2,418,847
Less: Goodwill and intangible assets	(52,023)	(52,327)	(52,631)	(52,946)	(53,267)
Total tangible assets (denominator)	$2,342,807	$2,368,587	$2,405,122	$2,361,342	$2,365,580
Tangible common equity to tangible assets	10.72%	10.74%	9.84%	9.61%	9.48%
Efficiency Ratio
Noninterest expense	$18,388	$18,244	$16,391	$17,662	$17,173
Less: Intangible amortization	304	304	315	321	352
Less: Merger-related expense	885	1,137	23	—	—
Noninterest expense (numerator)	$17,199	$16,803	$16,053	$17,341	$16,821
Net interest income	$21,112	$20,942	$20,964	$20,593	$21,493
Plus: Total noninterest income	5,803	6,833	6,427	5,667	970
Less: Net gains (losses) on sales or calls of securities	—	—	—	69	(4,501)
Less: Net (losses) gains on equity securities	(28)	28	1	(10)	40
Total revenue (denominator)	$26,943	$27,747	$27,390	$26,201	$26,924
Efficiency ratio	63.83%	60.56%	58.61%	66.18%	62.48%